UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2011

AETHLON MEDICAL, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-21846	13-3632859
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification Number)

3030 Bunker Hill Street, Suite 4000
San Diego, California 92109
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (858) 459-7800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the Filings the words "anticipate, "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01                      Entry into a Material Definitive Agreement

On April 1, 2011, Aethlon Medical, Inc. (the “Registrant”) entered into a Subscription Agreement among the Registrant and two accredited investors (the “Purchasers”)  providing for the issuance and sale of convertible promissory notes and corresponding warrants in the aggregate principal amount of $385,000.  The closing under the Subscription Agreement resulted in the issuance and sale by the Registrant of (i) convertible promissory notes in the aggregate principal amount of $385,000, (ii) five-year warrants to purchase an aggregate of 4,004,000 shares of the Registrant’s common stock at an exercise price of $0.125 per share, and (iii) five-year warrants to purchase an aggregate of 4,004,000 shares of the Registrant's common stock at an exercise price of $0.175 per share.  The convertible promissory notes bear interest compounded monthly at the annual rate of ten percent (10%) and mature on April 1, 2012.  The aggregate gross cash proceeds to the Registrant were $350,000, the balance of the principal amount representing a due diligence fee and an original issuance discount. The convertible promissory notes are convertible at the option of the holders into shares of common stock of the Registrant at a price per share equal to eighty percent (80%) of the average of the three lowest closing bid prices of the common stock as reported by Bloomberg L.P. for the principal market on which the common stock trades or is quoted for the ten (10) trading days preceding the proposed conversion date.  Subject to adjustment as described in the notes, the conversion price may not be more than $0.20 nor less than $0.10.  There are no registration requirements with respect to the shares of common stock underlying the notes or the warrants.

In addition, the Registrant issued (i) five-year warrants to purchase an aggregate of 812,500 shares of the Registrant’s common stock at an exercise price of $0.125 per share, and (iii) five-year warrants to purchase an aggregate of 812,500 shares of the Registrant's common stock at an exercise price of $0.175 per share to the Purchasers. These warrants were issued as an antidilution adjustment under certain common stock purchase warrants held by Purchasers that were acquired from the Registrant in September of 2010.

The foregoing description of the Subscription Agreement, the promissory notes and the warrants does not purport to be complete and is qualified in its entirety by the form of warrants attached hereto as Exhibits 4.1 and 4.2, the form of Subscription Agreement attached hereto as Exhibit 10.1, and the form of promissory note attached hereto as Exhibit 10.2, each of which is incorporated herein by reference.

Item 3.02                      Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is hereby incorporated into this Item 3.02.  The promissory notes and warrants issued in connection with the Subscription Agreement were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.  Each Purchaser represented to the Registrant that such Purchaser was an “accredited investor” as such term is defined under Regulation D and the offering did not involve any form of general solicitation or general advertising.

Item 9.01                      Financial Statements and Exhibits

(d)  Exhibits

Item No.	Description

4.1	Form of Series A Common Stock Purchase Warrant
4.2	Form of Series B Common Stock Purchase Warrant
10.1	Form of Subscription Agreement
10.2	Form of Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   April  7, 2011

AETHLON MEDICAL, INC.

By: /s/ James A. Joyce
James A. Joyce
Chief Executive Officer